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                                                                  Exhibit 99.(J)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated March 21, 2000, relating to the financial statements of Prudential Strategic Partners Focused Growth Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
March 21, 2000